UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  June 29, 2009

ENSCO International Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8097	76-0232579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street Suite 4300 Dallas, Texas 75201-3331
(Address of Principal Executive Offices and Zip Code)
Registrant's telephone number, including area code: (214) 397-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Separation Agreement dated June 29, 2009 between Phillip J. Saile and ENSCO International Incorporated.

INFORMATION INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	On June 29, 2009, Phillip J. Saile announced that he will retire from his position as Senior Vice President - Operations of ENSCO International Incorporated (the "Company") on July 31, 2009.
(e)	In connection with Mr. Saile's retirement, the Company and Mr. Saile entered into a Separation Agreement dated June 29, 2009 (the "Separation Agreement"). The Separation Agreement provides for payment of one year base salary of $402,750 in a lump sum and a severance bonus amount of $119,875, less required withholdings. The Company will also provide COBRA and outplacement benefits. In addition, all of Mr. Saile's unvested shares of restricted stock granted under the Company's long-term incentive plans will be accelerated and vested, other than the restricted stock award made in June 2009, which will be forfeited. The Separation Agreement includes certain customary waivers and releases and a one year non-competition agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the terms of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description

10.1	Separation Agreement dated June 29, 2009 between Phillip J. Saile and ENSCO International Incorporated.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date: June 29, 2009	/s/ CARY A. MOOMJIAN, JR. Cary A. Moomjian, Jr. Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement dated June 29, 2009 between Phillip J. Saile and ENSCO International Incorporated.

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